                                                                    Exhibit 10.5


                                LEASE AGREEMENT


THIS LEASE (this "Lease") is made as of April 4, 2000 by and between Genesis Partners, LLC of Bozeman, Montana, herein referred to as "Landlord", and Right Now Technologies, Inc., a Montana corporation, of Bozeman, Montana, hereinafter referred to as "Tenant".

WITNESSETH:

     1.  Leased Property.  Landlord hereby leases to Tenant the office building
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located on the real property in Gallatin County, Montana more particularly described on attached Exhibit A whose address is 45 Discovery Drive, Bozeman, Montana, consisting of approximately 9184 square feet together with (i) the non-exclusive right of ingress and egress for Tenant and its employees, agents, invitees and contractors between the building and the nearest public streets as depicted on attached Exhibit B, and (ii) the right to use the parking as depicted on attached Exhibit B for its employees, agents, invitees and contractors in common with others (the "premises"). Landlord represents and agrees that the parking lot will provide, at all times during the term of this Lease, a parking ratio of not less than five spaces per 1000 square feet of rentable square footage in buildings whose tenants are or will be using the parking lot.

     2.  Terms of Lease.  The primary term of this Lease shall be for sixty (60)
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months commencing on the 1st day of May, 2000, and ending on the 30th day of
April, 2005, both dates inclusive, unless sooner terminated as herein provided.

     3.  Option to Extend. Upon expiration of the primary term of this Lease,
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Tenant is granted an option to extend the term of this Lease for three (3)
additional sixty (60) month periods, each (each an "extension term") upon the same terms and conditions as are included in this Lease, subject, however, to renegotiation of the rent provided in paragraph 4 of this Lease. The primary term and the extension terms will be collectively referred to in this Lease as the "term." Tenant shall notify Landlord within not less than one hundred twenty (120) days prior to the expiration of the primary term of this Lease or prior to the expiration of each extension term of Tenant's exercise of its option to extend this Lease, provided that in the circumstances described in paragraph 13, the options to extend the term may be exercised earlier as provided in paragraph 13, and if the option to extend is exercised earlier as provided in paragraph 13, nevertheless, the rental payable as provided in paragraph 4 shall be determined at the time and in the manner provided in paragraph 4 and this paragraph 3. During the following sixty (60) day period, Tenant and Landlord shall negotiate and arrive at an agreement or disagreement of the amount of rent to be paid during the applicable extension term. If Landlord and Tenant agree upon the rent to be paid during the applicable extension term, Landlord and Tenant shall at the end of the sixty (60) day period enter into a new written lease or an amendment agreement setting forth the amount of rental Tenant shall be required to pay pursuant paragraph 4 for the applicable extension term and any other additional terms to which Landlord and Tenant have agreed. If Tenant and Landlord fail to agree upon the rent to be paid during the applicable extension term during the sixty (60) day period of negotiations, a fair market appraisal comparison of comparable properties will be completed by an independent party upon which the Landlord and Tenant may use to negotiate the amount of rent to be paid during the applicable extension term. If Tenant and Landlord fail to agree upon the rent to be paid during the applicable extension term during the sixty (60) day period of negotiations, either Landlord or Tenant may, by written notice to the other party given within the ensuing thirty (30) day period, elect to invoke the arbitration provisions of this Lease to determine the rent Tenant shall be required to pay pursuant to paragraph 4 for the applicable extension term.

     4.  Rent.  Tenant shall pay as rental for the premises for the first year
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of the primary term of the Lease the sum of $123,984.00; computed at the rate of
$13.50 per square foot on 9184 square feet of office space, payable monthly, in advance on the first day of each month (beginning on May 1st, 2000), in installments of $10,332.00 per month. On each anniversary date of this Lease during the primary term, the annual rent shall be adjusted by the percentage increase or decrease in the Base Index as compared to the Comparison Index. The Base Index shall be the Consumer Price Index for December 1999, and the Comparison Index shall be the Consumer Price Index for each December during the primary term of this Lease. For purposes of this paragraph 4, "Consumer Price Index means United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, 1982-1984=100, or if discontinued, any successor index which, in Landlord's reasonable opinion, is most nearly equivalent to the Consumer Price Index. During any extension term, the rental shall be determined as provided in paragraph 3. Rent shall be paid without
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

notice or demand by Landlord to Landlord at 895 Technology Blvd, Suite
101, Bozeman, Montana 59718 or at such other place as Landlord may direct in writing.

     5.  Covenants.  Tenant hereby acknowledges and agrees:
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     A.  Tenant is familiar with the premises. Tenant's taking of possession of the premises shall be conclusive evidence that the premises were in good, clean and sanitary condition, are in all respects satisfactory and acceptable to Tenant, and are in the condition in which Landlord represented the premises to be.

     B. Tenant will keep the premises in a clean and sanitary condition during the term of this Lease. Landlord shall have no obligation to make any alterations or improvements of any kind in or about the premises other than as set forth in this Lease. Tenant shall repair or replace promptly all damages to the premises due to acts of Tenant, its agents, employees, invitees, or subtenants, reasonable wear and tear excepted. Tenant also shall not cause any waste to be committed in or about the premises; Tenant will keep the premises free and clear of any and all refuse and debris; and Tenant agrees to observe all rules and regulations of the County of Gallatin and State of Montana in any way relating to maintenance, use and occupancy of the premises.

     C. Tenant will not use or permit anything to be used upon the premises which is likely to deface or damage the premises, or do anything that will increase the rate of insurance thereof (unless Tenant first agrees to pay any increased premiums), or permit anything to be done upon the premises or in the areas, sidewalk or streets adjacent to the premises, which will amount to or create a nuisance.

     D. Tenant shall make no alterations in or additions to the premises without first obtaining Landlord's written consent, which consent will not be unreasonably withheld, delayed or conditioned. Tenant shall not erect or permit to be erected upon the premises any signs without written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned.

     E. Tenant agrees, with respect to all alterations or improvements to the premises or any part thereof, which Tenant undertakes with written consent of Landlord, that Tenant shall in all instances save Landlord and the premises forever harmless and free from all damages, loss and liability of every kind and character which may be claimed, asserted or charged, including liability to adjacent

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

owners or tenants, based upon the acts or negligence of Tenant or its agents, contractors or employees, for any negligence, or for the failure of any of them to observe and comply with the requirements of the law, including the regulations and the authorities in the City of Bozeman, and Tenant will preserve and hold Landlord and the premises free and clear from all liens or encumbrances for labor and materials furnished. Any and all alterations, additions, and improvements made by Tenant to or upon the premises (with the exception of furnishings, equipment, and removable trade fixtures installed by Tenant) shall, upon installation, be deemed attached and part of the premises, provided however, that if prior to termination of this Lease, or within fifteen (15) days thereafter, Landlord so directs by written notice to Tenant, promptly following said termination of this Lease, Tenant shall remove such of the said additions, improvements, fixtures, and installations placed upon the demised premises by Tenant as shall by designated in said notice from Landlord, and Tenant shall repair any damages occasioned by such removal. Further, in this regard, Tenant hereby agrees that it will, during the continuance of this Lease, keep the premises and interior of the premises in good condition and repair, reasonable wear and tear excepted.

     F. Tenant may use and occupy the premises for the purpose of a business office and all activities incidental thereto, including the manufacture of software, and not otherwise. Tenant shall not use or knowingly permit any part of the premises to by used for any unlawful purposes and shall comply with all applicable laws and regulations of the County of Gallatin, State of Montana, and the United States of America.

     G. Tenant agrees that Landlord shall not be liable for any damage or injury to persons or property or for the loss of property sustained by Tenant or by any other person or persons on the premises due to any act of negligence of Tenant.

     H. Tenant agrees that it will not assign this Lease or sublease any portion of the premises or permit this Lease to transferred by operation of law or otherwise without the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that any merger and reorganization of Tenant for the purpose of incorporating under another state law shall not be deemed to be an assignment for purposes of this paragraph and shall not require Landlord's consent, or that any merger or change in control of the Tenant shall not be

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

deemed to be an assignment for purposes of this paragraph and shall not require Landlord's consent. Tenant shall remain responsible under this Lease for any portion of the premises sublet by Tenant (even if Landlord approved the subletting), unless Landlord shall agree otherwise. Any subtenant to whom any portion of the property is sublet shall agree to abide by the provisions of this Lease which are applicable to the sublet portion of the premises, before Landlord will be required to consent to the proposed subleasing of any portion of the premises.

     I. Tenant will permit Landlord, at all reasonable times and after reasonable notice to Tenant at Landlord's sole risk and expense and in a manner that causes the least practical disruption to Tenant, to enter upon the premises
(i) to inspect their condition and to make reasonable and necessary repairs for the protection and preservation of the premises, (ii) to ascertain whether Tenant has performed its covenants under this Lease, and (iii) to show the premises to persons who may wish to rent the premises after the expiration of the term of this Lease or to purchase the premises, provided that any showing of the premises to persons who may wish to rent the premises shall be only during the last year of the term of the Lease.

     J. Tenant, upon leaving the premises, shall at its own expense, remove all dirt, rubbish, and refuse and upon failure to do so, Landlord may immediately, without further notice, do so at Tenant's expense. Tenant shall immediately pay Landlord's expenses upon receipt of a bill for the same from Landlord.

     6.  Default and Landlord's Rights.  If the premises shall be deserted or
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vacated, or if proceedings are commenced against Tenant for the appointment of a trustee or receiver of a substantial portion of Tenant's property, or there shall be a default in payment of any rent for more than five (5) days after written notice of such default from Landlord, or there shall be a default in the performance or any other covenant, agreement, condition, rule or regulation herein contained, or hereafter established with Tenant's consent, which shall continue for more than thirty (30) days (or, if the default is not curable within thirty (30) days and if Tenant begins to cure the default within such thirty (30) day period and diligently pursues curing the same, then for such for additional period as shall be reasonably necessary to cure the default) after Tenant's receipt of written notice of such default from Landlord, Tenant's rights in this Lease (if Landlord so elects, and such election is reserved) shall thereupon terminate and end without the necessity for any further notice, and

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

Landlord shall have the right to re-enter and repossess the premises in the manner permitted by law and dispossess or remove there from Tenant or other occupants thereof and their effects without being liable to any prosecution or action therefore. Landlord may likewise, at Landlord's option, and in addition to any other remedies which Landlord may have upon default, let and relet the premises in whole or in part, altering, changing or subdividing the same as in its reasonable judgment may accomplish the best rental results, and upon such terms and for such length of time, whether lesser or greater than the unexpired portion of the term of this Lease, as Landlord may reasonably see fit, and Tenant shall be liable to Landlord for any deficiency between the remaining unpaid rental and the rental so procured by Landlord for the period of said letting or reletting which is during the remaining term of this Lease and shall further be liable for the reasonable costs of reletting and alterations or changes required to enable Landlord to let and relet the premises, the deficiency and costs not to exceed, however, the balance of the unpaid rental due from tenant for the remaining term of the Lease. Landlord any institute action for the whole of any such deficiency immediately upon effecting a letting or reletting and shall not thereafter be precluded from further like action in the event such letting or reletting shall not cover the entire unexpired portion of the term hereof, or Landlord may monthly, or at such greater intervals as it may see fit, require Tenant to pay said deficiency then existing, and Tenant agrees to pay said deficiency to Landlord from time to time when called upon by Landlord to do so. Should this Lease not be terminated, Landlord may, notwithstanding such letting or reletting, at any time thereafter elect to terminate it. Tenant, upon termination as herein provided, will yield quiet and peaceful possession to Landlord, subject to any letting or reletting Landlord has effected of the premises. If Landlord shall give the notice of termination as herein provided, then, at the expiration of such period, this Lease shall terminate as completely as if that were the date herein fixed for the expiration of the term of this Lease, and Tenant shall then surrender the premises to Landlord.

     7.  No Waiver of Breach.  Tenant agrees that no consent, expressed or
         -------------------
implied, by Landlord to any breach of Tenant's covenants or agreements shall be deemed a waiver of any succeeding breach.

     8.  Notice. It is agreed that all notices herein required to be given shall
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be effective upon mailing, postage prepaid, addressed to Landlord at 895
Technology Blvd, Suite 101 Bozeman,

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

Montana 59718 or addressed to Tenant at 45 Discovery Drive, Bozeman, Montana or such other place as either may designate in writing to the other. In addition, any notice from Landlord to Tenant relating to this Lease or the premises shall be deemed duly served if personally delivered to an officer of Tenant at the premises.

     9.  Surrender Upon Termination.  Tenant shall, upon termination of the
         --------------------------
term, peacefully and quietly surrender the premises to Landlord in as good condition as it was at the beginning, reasonable use and wear and damage by the elements excepted. Tenant shall remove all of its personal property and trade fixtures (repairing any damage to the premises such removal causes) so that Landlord can repossess and enjoy the premises not later than noon on the day upon which the term ends, whether upon notice or by holdover or otherwise. Landlord shall have the right to enforce this covenant by ejectment, for damages, or for breach of any other condition or covenant of this Lease.

     10.  Peaceful Possession. Landlord covenants and agrees, at its sole
          -------------------
expense, that the exterior, structure, the roof and the heating, ventilating, air conditioning, electrical, plumbing and all utility systems on or in the premises shall be maintained in good repair and tenantable condition, excepting damage resulting from neglect or intentional acts of Tenant, its agents, employees, contractors and invitees. So long as Tenant pays the rent and performs the covenants and agreements herein contained, Tenant shall peacefully and quietly hold the premises for the primary term and any extensions thereof.

     11.  Time of Essence. Time is of the essence of this Lease with respect to
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the performance by Tenant and Landlord of their obligations hereunder.

     12.  Attorney's Fees. In the event any action to enforce any of the terms
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of this Lease is brought, the prevailing party shall be entitled to its reasonable attorney's fees as provided in paragraph 25.

     13.  Liability - Premises.  Landlord shall not be responsible or liable (i)
          --------------------
for any personal injury to Tenant or any other person on the premises, or for injury or damage to personal property or improvements of Tenant or of any third party on the premises unless such injury or damage is caused by the neglect or omissions of Landlord, its agents or employees; (ii) for injury or damage caused by the neglect or omissions of Tenant or its agents, contractors, invitees or employees; or (iii) on account of any inconvenience or annoyance or damage caused by fire, explosion, earthquake,

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

flood or other causes beyond the control of Landlord. Tenant will obtain general liability insurance in an amount of not less than $1,000,000 on which Landlord shall be named as an additional insured. If Tenant shall sublet any portion of the premises, the subtenant shall also furnish the general liability insurance required of Tenant or be covered under Tenant's policy.

     In addition, Tenant will at all times hold Landlord harmless from any claim or damages by reason of any personal injury, property damage, or otherwise, arising from its operation or use of the premises or any of Tenant's equipment used in connection therewith, provided the claim or damage is not caused by negligence or omission of Landlord, its agents, contractors or employees.

     Landlord shall carry, at its sole expense, all risk casualty insurance, covering the premises, in the amount equal to the full replacement cost of the premises. The policy shall be endorsed so that it may be terminated or amended only upon not less than thirty (30) days prior written notice to Tenant. The policy shall contain no co-insurance clause, a deductible amount not exceeding $5,000, and the insurance company's consent to the waivers of subrogation set forth in the next sentence. Landlord waives any claims it may have against Tenant and any rights to grant subrogation rights to others for any loss, damage or claim which is covered by Landlord's insurance. In the event that the premises shall be rendered wholly or partially untenantable by fire, explosion, earthquake, Act of God, or any other cause beyond the control of Landlord (collectively, the "casualties"), Landlord (i) shall rebuild and restore the premises as soon as reasonably practicable to the premises' former condition and use but only (A) to the extent of the insurance proceeds Landlord receives, and
(B) if the casualties do not occur during the last two (2) years of the term (and for this purpose the term shall include all extension terms Tenant notifies Landlord it will exercise on or before thirty (30) days after the occurrence of any of the casualties), or (ii) in circumstances not described in clause (ii) may, at its option, either terminate this Lease by written notice given to Tenant within sixty (60) days after the casualty or commence to repair the premises within sixty (60) days after the casualty. If Landlord shall elect or be required to repair the premises, the rental hereunder shall be abated in proportion to the part of the premises that are untenantable, and no rental shall be payable hereunder for the period that said premises shall be wholly untenantable, provided that in the event any of the casualties is caused by the carelessness, negligence or improper conduct of Tenant, or of Tenant's agents, employees, contractors or invitees, the rental shall not be so abated.

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

     All fixtures or improvements placed on the premises by Tenant, which shall be damaged or destroyed, shall be repaired and replaced by Tenant at its own expense and not at the expense of Landlord.

     If any of the glass or plate glass in the premised shall be damaged or become broken from the inside, Tenant shall replace, at Tenant's own cost and expense, all such glass or plate glass broken. If the glass is damaged or broken from the outside, Landlord shall replace the same at its own cost and expense.

     14.  Repairs and Maintenance. Landlord shall bear the entire expense of all
          -----------------------
repairs, maintenance, alterations, or improvements to the basic structure (exterior walls, roof, heating, ventilating, air conditioning, electrical, plumbing and other systems on the premises). Landlord shall, in addition, bear the entire expense for the repair and maintenance of the parking area, including landscaping and keeping the parking area free of rubbish, ice and snow. Tenant shall pay at its own expense, all repairs, maintenance, and alterations of Tenant installed fixtures or improvements and utilities.

     15.  Utilities, Taxes Etc. Tenant shall pay for all telephone, water/sewer,
          --------------------
electricity, natural gas, fire system monitoring, and janitorial services used in the operation of the premises. Tenant agrees to pay for replacement of light bulbs. Landlord shall pay for all real property taxes and assessments levied and assessed against the premises and for snow removal and lawn maintenance.

     16.  No Smoking Policy. There will be no smoking allowed anywhere in the
          -----------------
premises by anyone. It will be Tenant's responsibility to convey to and enforce this policy by its employees, agents and all other invitees.

     17.  Paragraph Headings. The paragraph headings in this instrument are for
          ------------------
convenience only and do not limit or construe the contents or any paragraphs.

     18.  Severability. It is the intent of the parties that if a part of this
          ------------
Lease is invalid, all valid parts that are severable from the invalid part shall remain in effect. If a part of this Lease is invalid in one or more of it applications, that part remains in effect in all valid applications that are severable from the invalid applications.

     19.  Landlord's Liability. The term "Landlord" as used herein shall mean
          --------------------
only the owner or owners at the time in question of the premises. In the event of any transfer of such title or interest,

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

Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liabilities as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at time of such transfer in which Tenant has an interest shall be delivered to the grantee, who shall assume the obligations of Landlord or the then grantor to Tenant with respect to those funds. The obligations contained in this Lease to be performed by Landlord shall, subject to the foregoing provisions of this paragraph 19, be binding on Landlord's successors and assigns.

     20.  Supersedes. This Lease supersedes all prior agreements between the
          ----------
parties.

     21.  Exercise of Rights. The omission of Landlord or Tenant to exercise any
          ------------------
right provided for on the default of the other at any time shall not preclude Landlord or Tenant from the exercise of such right at any subsequent default of the other or be deemed a waiver thereof or the right to do so.

     22.  Binding Effect. This Lease shall be binding upon and inure to the
          --------------
benefit of the heirs, successors, administrators, and permitted assigns of the parties hereto.

     23.  Security Deposit.   At the execution of this Lease, Tenant will pay
          ----------------
Landlord the sum of $10,000 as a security deposit. Landlord shall hold and use the security deposit as security for Tenant's performance of its obligations under this Lease. At the termination of this Lease and if at that time Tenant has fully complied with all of its obligations under this Lease, Landlord shall return the security deposit, without interest (or the part of the security deposit which Landlord has not applied to satisfy Tenant's obligations under this Lease), to Tenant

     24.  Governing Law.  This Agreement and all matters relating thereto shall
          -------------
be governed by the laws of Montana.

     25.  Arbitration.  Any dispute under this Lease shall be decided by binding
          -----------
arbitration initiated and conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The parties shall decide upon the arbitrator. If the parties are unable to decide upon the arbitrator within ten (10) days after a notice from one party to the other that a dispute exists under this Lease, the AAA shall select the arbitrator. The decision of the arbitrator shall be binding. All costs of arbitration shall be borne by the party the arbitrator

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

determines to be the non-prevailing party. Such costs shall include the costs and reasonable attorneys' fees of the prevailing party.

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

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date and year first written above.

GENESIS PARTNERS, LLC - Landlord

By:_______________________________________

/s/ Steve Daines                     4/4/00
-------------------------------------------
Steve Daines, member - Landlord        date

/s/ Clair Daines                     4/4/00
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Clair Daines, member - Landlord        date

/s/ Greg Gianforte                   4/6/00
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Greg Gianforte, member - Landlord      date



Right Now Technologies, Inc. - Tenant


By  /s/ Susan Carstensen             4/6/00
-------------------------------------------
        Susan Carstensen               date
        Chief Financial Officer

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